Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866
November 19, 2009
TD AMERITRADE Holding Corporation
4211 South 102nd Street
Omaha, Nebraska 68127

Re:	TD AMERITRADE Holding Corporation Registration Statement on Form S-3
Ladies and Gentlemen:
          We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by TD AMERITRADE Holding Corporation, a Delaware corporation (the “Company”), and TD AMERITRADE Online Holdings Corp., a Delaware corporation and wholly-owned subsidiary of the Company (the “Guarantor”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount of: (i) unsecured senior debt securities of the Company (the “Debt Securities”) and (ii) guarantees to be issued by the Guarantor to holders of the Debt Securities (the “Guarantees” and, together with the Debt Securities, the “Securities”).
          Unless otherwise specified in the applicable prospectus supplement, the Debt Securities and related Guarantees will be issued pursuant to the Indenture, dated as of November 19, 2009 (the “Indenture”), among the Company, the Guarantor and The Bank of New York Mellon Trust Company, National Association, as trustee (the “Trustee”), filed as Exhibit 4.1 to the Registration Statement.
          This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
          In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantor and other corporate documents and of such agreements, documents, certificates, statements of governmental officials and other instruments and have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any
Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

TD AMERITRADE Holding Corporation
November 19, 2009

copies thereof submitted to us for our examination. With respect to any instrument or agreement executed or to be executed by any party (other than the Company or the Guarantor), we have assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and (iii) each such instrument or agreement is a valid, binding and enforceable agreement or obligation, as the case may be, of such party. We have also assumed that no event has occurred or will occur that would cause the release of the Guarantee by the Guarantor under the terms of the Indenture.
          Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:
          1. Each series of Debt Securities covered by the Registration Statement will constitute legally issued and binding obligations of the Company when: (i) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture (including any necessary supplemental indenture); (iii) any necessary supplemental indenture shall have been duly executed and delivered by the Company, the Guarantor and the Trustee; and (iv) such series of Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture (including any necessary supplemental indenture) and such corporate action and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.
          2. The Guarantees will constitute legally issued and binding obligations of the Guarantor when: (i) a prospectus supplement with respect to the Guarantees and the Debt Securities to which the Guarantees relate shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (ii) the necessary corporate action shall have been taken by the Guarantor to authorize the form, terms, execution and issuance of such Guarantees as contemplated by the Registration Statement and the Indenture (including any necessary supplemental indenture); (iii) any necessary supplemental indenture shall have been duly executed and delivered by the Company, the Guarantor and the Trustee; and (iv) the Debt Securities to which the Guarantees relate shall have been duly issued as set forth above.
          The opinions above are subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of

TD AMERITRADE Holding Corporation
November 19, 2009

equity, regardless of whether considered in a proceeding in equity or at law, and further to the extent the enforcement of any Debt Securities denominated in currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.
          For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and the related Guarantees: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the terms of any Security will not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantor, as the case may be, and will comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Guarantor, as the case may be; (iii) the authorization thereof by the Company or the Guarantor, as the case may be, will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (iv) the Indenture will not have been modified or amended (other than by a necessary supplemental indenture as referred to above); and (v) the organizational documents of the Company and the Guarantor, as currently in effect, will not have been modified or amended and will be in full force and effect. We have further assumed that any necessary supplemental indenture will be governed by and construed in accordance with the laws of the State of New York.
          This opinion letter is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware.
          We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.
Very truly yours,
/s/ Sidley Austin LLP